EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149088, 333-146224, 333-136818, 333-124707, 333-124705, 333-124706, 333-121927,  333-121928, 333-115169, 333-115170, 333-114983, 333-105771, 333-105772, 333-97465, 333-97467, 333-87476, 333-37640, 333-78877 and 333-78879) of Broadpoint Securities Group, Inc. of our report dated March 24, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP
Albany, NY
April 09, 2008